                                                                    EXHIBIT 99.4

JOHNSTON INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
JUNE 30, 1994 AND 1993
--------------------------------------------------------------------------------------------------



ASSETS                                                              1994                 1993
CURRENT ASSETS:
  Cash                                                          $  3,914,000          $  4,102,000
  Accounts and notes receivable, net of allowance of $368,000
    and $314,000                                                  18,152,000            15,643,000
  Notes receivable and accrued interest from stockholders                                5,524,000
  Inventories                                                     25,438,000            23,194,000
  Prepaid expenses and other                                       1,330,000             1,259,000
                                                                ------------          ------------
      Total current assets                                        48,834,000            49,722,000

INVESTMENTS - At equity                                           21,529,000            18,038,000

PROPERTY, PLANT, AND EQUIPMENT -  Net                             65,354,000            62,982,000

INTANGIBLE ASSET -  Pension                                        2,874,000             3,869,000

OTHER ASSETS                                                       2,096,000             1,460,000
                                                                ------------          ------------
                                                                $140,687,000          $136,071,000
                                                                ============          ============

LIABILITIES AND STOCKHOLDERS' EQUITY                               1994                  1993
CURRENT LIABILITIES:
Short-term borrowings                                           $  2,500,000          $ 10,000,000
  Current maturities of long-term debt                             5,087,000             9,500,000
  Accounts payable                                                 6,410,000             8,085,000
  Accrued expenses                                                 7,372,000             6,578,000
  Income taxes payable                                               806,000               638,000
  Deferred income taxes                                            1,164,000             1,214,000
                                                                ------------          ------------
  Total current liabilities                                       23,339,000            36,015,000
                                                                ------------          ------------
LONG-TERM DEBT                                                    36,216,000            22,500,000
                                                                ------------          ------------
OTHER LIABILITIES                                                 16,876,000            11,840,000
                                                                ------------          ------------
LONG-TERM DEFERRED INCOME TAXES                                    4,142,000             5,271,000
                                                                ------------          ------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
 Preferred stock, par value $.01 per share; authorized,
  3,000,000 shares; none issued
 Common stock, par value $.10 per share; authorized,
  20,000,000 shares; issued 12,411,891 and 12,338,245              1,241,000             1,235,000
 Additional paid-in capital                                       17,107,000            16,733,000
 Retained earnings                                                51,371,000            48,536,000
                                                                ------------          ------------
   Total                                                          69,719,000            66,504,000
 Less treasury stock:  1,682,112 and 1,650,412 shares at cost     (6,407,000)           (6,059,000)
 Less minimum pension liability, net of tax benefit               (3,198,000)                    -
                                                                ------------          ------------
   Stockholders' equity                                           60,114,000            60,445,000
                                                                ------------          ------------
                                                                $140,687,000          $136,071,000
                                                                ============          ============



See notes to consolidated financial statements.

JOHNSTON INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED JUNE 30, 1994, 1993, AND 1992
----------------------------------------------------------------------------------------------



                                                         1994             1993                1992
NET SALES                                           $159,904,000     $154,074,000        $138,272,000
                                                    ------------     ------------        ------------
COSTS AND EXPENSES:
  Cost of sales, excluding depreciation and
    amortization                                     121,261,000      120,933,000         108,606,000
  Selling, general, and administrative                13,306,000       11,980,000          10,037,000
  Depreciation and amortization                       10,202,000        9,761,000           9,304,000
                                                    ------------     ------------        ------------
      Total costs and expenses                       144,769,000      142,674,000         127,947,000
                                                    ------------     ------------        ------------
INCOME BEFORE OTHER EXPENSE AND
  PROVISION FOR INCOME TAXES                          15,135,000       11,400,000          10,325,000
                                                    ------------     ------------        ------------
OTHER EXPENSE:
  Interest expense - net                               2,845,000        2,403,000           2,223,000
  Other - net                                            590,000          491,000              12,000
                                                    ------------     ------------        ------------
    Total other expenses                               3,435,000        2,894,000           2,235,000
                                                    ------------     ------------        ------------
EQUITY IN EARNINGS (LOSSES)
  OF EQUITY INVESTMENTS                               (1,086,000)       5,274,000           2,141,000
                                                    ------------     ------------        ------------
INCOME BEFORE PROVISION
  FOR INCOME TAXES                                    10,614,000       13,780,000          10,231,000

PROVISION FOR INCOME TAXES                             4,085,000        5,254,000           3,542,000
                                                    ------------     ------------        ------------
NET INCOME                                          $  6,529,000     $  8,526,000        $  6,689,000
                                                    ============     ============        ============
EARNINGS PER SHARE                                  $       0.60     $       0.78        $       0.62
                                                    ============     ============        ============
DIVIDENDS PER SHARE                                 $       0.35     $       0.32        $       0.24
                                                    ============     ============        ============
WEIGHTED AVERAGE NUMBER OF
  COMMON AND COMMON EQUIVALENT
  SHARES OUTSTANDING                                  10,850,141       10,931,781          10,874,356
                                                    ============     ============        ============


See notes to consolidated financial statements.

JOHNSTON INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED JUNE 30, 1994, 1993, AND 1992
-----------------------------------------------------------------------------------------------------------------------
                                                                 COMMON STOCK              ADDITIONAL
                                                            -----------------------         PAID-IN           RETAINED
                                                              SHARES        AMOUNT          CAPITAL           EARNINGS
BALANCE, JUNE 30, 1991 - As previously reported              8,008,765    $ 800,000        $15,858,000      $39,770,000

  Adjustment for three-for-two stock split (see Note 10)     4,004,382      401,000           (401,000)
                                                            ----------    ---------        -----------      -----------
  Effect of SFAS 109 adoption (see Note 14)                                                                    (418,000)

BALANCE, JUNE 30, 1991 - As restated                        12,013,147    1,201,000         15,457,000       39,352,000

  Exercise of stock options                                    165,545       18,000            484,000

  Net income                                                                                                  6,689,000

  Fractional shares redeemed as a result
    of the three-for-two stock split                              (270)                         (3,000)

  Dividends paid ($.24 per share)                                                                            (2,619,000)
                                                            ----------    ---------        -----------      -----------
BALANCE, JUNE 30, 1992                                      12,178,422    1,219,000         15,938,000       43,422,000

  Exercise of stock options                                    159,823       16,000            795,000

  Purchase of treasury stock

  Net income                                                                                                  8,526,000

  Dividends paid ($.32 per share)                                                                            (3,412,000)
                                                            ----------    ---------        -----------      -----------
BALANCE, JUNE 30, 1993                                      12,338,245    1,235,000         16,733,000       48,536,000

  Exercise of stock options                                     73,742        6,000            376,000

  Purchase of fractional shares                                    (96)                         (2,000)

  Purchase of treasury stock

  Net income                                                                                                  6,529,000

  Dividends paid ($.35 per share)                                                                            (3,694,000)

  Minimum pension liability, net of tax
    benefit of $1,957,000
                                                            ----------    ----------       -----------      -----------
BALANCE, JUNE 30, 1994                                      12,411,891    $1,241,000       $17,107,000      $51,371,000
                                                            ==========    ==========       ===========      ===========

                                                                 TREASURY STOCK
                                                             -----------------------         MINIMUM
                                                               SHARES      AMOUNT        PENSION LIABILITY     TOTAL
BALANCE, JUNE 30, 1991 - As previously reported                885,375   $(3,366,000)                       $53,062,000

  Adjustment for three-for-two stock split (see Note 10)       442,687

  Effect of SFAS 109 adoption (see Note 14)                                                                    (418,000)
                                                             ---------   -----------       -----------      -----------
BALANCE, JUNE 30, 1991 - As restated                         1,328,062    (3,366,000)                        52,644,000

  Exercise of stock options                                                                                     502,000

  Net income                                                                                                  6,689,000

  Fractional shares redeemed as a result
    of the three-for-two stock split                                                                             (3,000)

  Dividends paid ($.24 per share)                                                                            (2,619,000)
                                                             ---------   -----------       -----------      -----------
BALANCE, JUNE 30, 1992                                       1,328,062    (3,366,000)                        57,213,000

  Exercise of stock options                                                                                     811,000

  Purchase of treasury stock                                   322,350    (2,693,000)                        (2,693,000)

  Net income                                                                                                  8,526,000

  Dividends paid ($.32 per share)                                                                            (3,412,000)
                                                             ---------   -----------       -----------      -----------
BALANCE, JUNE 30, 1993                                       1,650,412    (6,059,000)                        60,445,000

  Exercise of stock options                                                                                     382,000

  Purchase of fractional shares                                                                                  (2,000)

  Purchase of treasury stock                                    31,700      (348,000)                          (348,000)

  Net income                                                                                                  6,529,000

  Dividends paid ($.35 per share)                                                                            (3,694,000)

  Minimum pension liability, net of tax
    benefit of $1,957,000                                                                  $(3,198,000)      (3,198,000)
                                                             ---------   -----------       -----------      -----------
BALANCE, JUNE 30, 1994                                       1,682,112   $(6,407,000)      $(3,198,000)     $60,114,000
                                                             =========   ===========       ===========      ===========


See notes to consolidated financial statements.

JOHNSTON INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED JUNE 30, 1994, 1993, AND 1992
------------------------------------------------------------------------------------------------------------


                                                                   1994            1993             1992
OPERATING ACTIVITIES:
  Net income                                                   $  6,529,000    $  8,526,000     $  6,689,000
                                                               ------------    ------------     ------------
  Adjustments to reconcile net income
    to net cash provided by operating activities:
    Depreciation and amortization                                10,202,000       9,761,000        9,304,000
    Provision for bad debts                                         151,000         383,000          493,000
    Undistributed (income) losses of
      unconsolidated affiliates                                   1,086,000      (5,274,000)      (2,141,000)
    Changes in assets and liabilities:
      Accounts and notes receivable                              (2,563,000)       (375,000)      (1,023,000)
      Inventories                                                (2,244,000)       (309,000)      (3,018,000)
      Deferred income taxes                                         (50,000)        (21,000)        (279,000)
      Prepaid expenses and other assets                            (566,000)        264,000       (2,260,000)
      Accounts payable                                           (1,675,000)     (1,366,000)       2,304,000
      Accrued expenses                                              794,000         (27,000)         406,000
      Income taxes payable                                          168,000         113,000          819,000
      Other liabilities                                           1,704,000       2,291,000        1,625,000
    Other, net                                                       31,000         172,000          133,000
                                                               ------------    ------------     ------------
        Total adjustments                                         7,038,000       5,612,000        6,363,000
                                                               ------------    ------------     ------------
        Net cash provided by operating activities                13,567,000      14,138,000       13,052,000
                                                               ------------    ------------     ------------
INVESTING ACTIVITIES:
  Additions to property, plant, and equipment                   (12,701,000)    (10,381,000)      (9,405,000)
  Increase in investments                                        (4,578,000)     (2,034,000)      (1,447,000)
  Repayments from (loans to) stockholders                         5,383,000         341,000       (5,725,000)
                                                               ------------    ------------     ------------
        Net cash used in investing activities                   (11,896,000)    (12,074,000)     (16,577,000)
                                                               ------------    ------------     ------------
FINANCING ACTIVITIES:
  Principal payments of debt                                     (4,022,000)     (2,000,000)      (2,500,000)
  Proceeds from issuance of long-term debt                       13,325,000                        9,000,000
  Net borrowings under line-of-credit agreements                 (7,500,000)      4,000,000
  Purchase of treasury stock                                       (348,000)     (2,693,000)
  Proceeds from employee stock ownership plan                                     1,454,000       (1,454,000)
  Proceeds from issuance of common stock                            380,000         811,000          502,000
  Dividends paid                                                 (3,694,000)     (3,412,000)      (2,619,000)
                                                               ------------    ------------     ------------
        Net cash provided by (used in) financing activities      (1,859,000)     (1,840,000)       2,929,000
                                                               ------------    ------------     ------------
NET INCREASE (DECREASE) IN CASH                                    (188,000)        224,000         (596,000)

CASH, BEGINNING OF YEAR                                           4,102,000       3,878,000        4,474,000
                                                               ------------    ------------     ------------
CASH, END OF YEAR                                              $  3,914,000    $  4,102,000     $  3,878,000
                                                               ============    ============     ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
  Cash paid during the year for:
    Interest                                                     $2,962,000      $2,861,000       $3,061,000
    Income taxes                                                 $2,908,000      $2,472,000       $1,567,000

JOHNSTON INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 1994 AND 1993
AND FOR EACH OF THE THREE YEARS
IN THE PERIOD ENDED JUNE 30, 1994


 1.    SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

       Principles of Consolidation - The consolidated financial statements include the accounts of Johnston Industries, Inc. and its wholly owned subsidiaries (the "Company"), which are involved in the manufacture and sale of industrial textiles. All significant intercompany accounts and transactions have been eliminated.

       Inventories - The Company's inventories of finished goods, work in process, and raw materials are stated at the lower of cost (using the last-in, first-out cost flow assumption) or market. Supplies are stated at cost determined on the first-in, first-out basis.

       Property, Plant, and Equipment - Property, plant, and equipment is stated at cost. Depreciation and amortization are provided principally by the use of the straight-line method over the estimated useful service lives of 40 years for buildings and improvements and 3-20 years for machinery and equipment.

       Revenue Recognition - Revenue is generally recognized as products are shipped to customers. When customers, under the terms of specific orders, request that the Company manufacture and invoice goods on a bill and hold basis, the Company recognizes revenue based on the completion date required in the order and actual completion of the manufacturing process. At that time, title and risks of ownership are transferred to the customer. Accounts receivable included bill and hold receivables of $3,136,000 and $2,538,000 at June 30, 1994 and 1993, respectively.

       Concentration of Credit Risk - The Company's accounts receivable are generally unsecured and are liquidated based on cash flows generated by its customers' operations.

       Income Taxes - In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." Effective July 1, 1993, the Company adopted SFAS 109 retroactively, and restated all prior years presented. Under SFAS 109, the Company determines income taxes for financial reporting purposes using the asset and liability method. Under this method, deferred tax assets and liabilities are established for temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

       Earnings Per Share - Earnings per share are calculated based on the weighted average number of common and common equivalent shares outstanding during each respective fiscal year. Fully diluted earnings per share are not presented because the difference from primary earnings per share is insignificant for all periods presented.

       Postretirement and Postemployment Benefits - On July 1, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards No. 106 ("SFAS 106"), "Employers' Accounting for Postretirement Benefits Other Than Pensions." The impact of adoption of SFAS 106 was not material to the Company's financial position or results of operations. Statement of Financial Accounting Standards No. 112 ("SFAS 112"), "Employers' Accounting for Postemployment Benefits," establishes accounting standards for employers that provide benefits to former or inactive employees after employment but before retirement and is effective for fiscal years beginning after December 15, 1993. The Company expects that there will be no material effect upon implementing SFAS 112 on its financial position or results of operations.

 2.    STEEL FABRICATION OPERATIONS

       The accompanying balance sheets as of June 30, 1994 and 1993 include accruals of $7,903,000 and $7,828,000, respectively, for the remaining costs expected to be incurred in phasing out the Company's steel fabrication operations. These costs are principally related to health insurance and death benefits for former employees and are stated at the actuarially determined discounted present value. These operations were closed in 1981.


       In February 1994, the operators of a steel fabricating facility filed a complaint against a previous operator of the facility and a former subsidiary of Johnston Industries, Inc. which had operated the facility earlier before its close in 1981. The complaint seeks to have the earlier operators bear the response costs incurred in remediation of contamination at the plant site. Such costs are alleged to be approximately $3,900,000; however, the Company disputes the amount of such costs. The lawsuit is presently in the litigation process. In
       June 1995, the Company established a reserve for costs which it may incur in connection with the final resolution of the dispute. In addition, the Company has established a reserve in the amount of $200,000 as an estimate of potential legal and other costs to be incurred in connection with defending this matter. The ultimate outcome of the litigation cannot presently be determined.


       During 1992, the Company was notified by the Federal Environmental Protection Agency ("EPA") and Michigan Department of Natural Resources ("MDNR") that the EPA and MDNR believe the Company is a potentially responsible party for the remediation of contamination at a former landfill facility previously utilized by the Company's steel fabrication operations. Negotiations are currently under way among the owner/operator group, the generator group, and MDNR as to the allocation of response costs expended to date. The current estimate of the Company's share of costs to date is approximately $20,000 which has been recorded in the financial statements. Any additional liability of the Company for future costs is not expected to be material.

       Management believes that the accruals described above are sufficient to cover the estimated costs to comply with the terms of settlements and other matters.

 3.    RECEIVABLES FROM RELATED PARTIES

       During 1992 and 1993, the Company made secured revolving loans to Redlaw Industries, Inc. ("Redlaw"), a stockholder. As of June 30, 1993, $5,524,000 was outstanding. In July 1993, principal and interest was paid in full. An additional loan of $1,300,000 was made to Redlaw in October 1993 and interest and principal was paid in full in December 1993. All loans bore interest at the Company's interest rate on its revolving credit loan (see Note 8) plus 1/2 of 1%.

 4.    INVENTORIES

       Inventories consist of the following at June 30, 1994 and 1993:

                                                                                        1994             1993
       Finished goods                                                              $  11,585,000    $  8,588,000
       Work-in-process                                                                 6,897,000       6,240,000
       Raw materials and supplies                                                      6,956,000       8,366,000
                                                                                   -------------    ------------
                                                                                      25,438,000      23,194,000
       Difference between LIFO carrying value and
         current replacement cost                                                      (838,000)        (656,000)
                                                                                   ------------     -----------

            Current replacement cost                                               $  24,600,000    $ 22,538,000
                                                                                   =============    ============


       Although current replacement cost for inventories at June 30, 1994 and 1993 was less than last-in, first-out carrying value, the Company's management believes that the carrying value will be recovered through future sales which will yield normal profit margins.

 5.    INVESTMENTS

       Jupiter National, Inc.

       As of June 30, 1994 and 1993, the Company owned approximately 49% and 40%, respectively, of the outstanding common stock of Jupiter National, Inc. ("Jupiter"), a closed-end venture capital investment company.

       Jupiter uses specialized accounting policies required for investment companies to determine the net asset value of its portfolio of investments. Under these policies, securities with readily available market quotations are valued at the current market price; all other investments are valued at fair value as determined in good faith by Jupiter's Board of Directors using a formal portfolio valuation procedure. At the end of each quarter, management prepares a written summary of each significant portfolio company and meets with the Board of Directors to discuss each investment in detail and determine the final valuations.

       Summarized financial information of Jupiter as of June 30, 1994 and 1993 is as follows:

                                                                                        1994             1993
          Financial Position:

            Net current assets                                                     $   3,474,000    $  9,686,000
            Investments                                                               53,558,000      49,409,000
            Total assets                                                              61,748,000      61,610,000
            Long-term debt                                                            15,050,000      14,500,000
            Net assets                                                                39,353,000      39,907,000


       The Company accounts for its investment in Jupiter using the equity method. For the years ended June 30, 1994, 1993, and 1992, the Company's equity in the changes in net assets of Jupiter was $(106,000), $6,163,000, and $2,339,000, respectively. For the years ended June 30, 1994 and 1993, $2,010,560 and $755,180, respectively, of the Company's equity in Jupiter's change in net assets was derived from net unrealized appreciation of investments whose values have been estimated by Jupiter's Board of Directors. In 1992, the portion of the Company's income from Board-valued investments was immaterial.

       The Company's equity in net assets of Jupiter at June 30, 1994 and 1993 is $19,194,000 and $15,735,000, respectively, which includes $17,434,000 and $9,263,000, respectively, of security values determined by Jupiter's Board of Directors. The quoted market value of the Company's investment in Jupiter was approximately $20,148,000 and $11,423,000 on June 30, 1994 and 1993, respectively.

       In 1992, the Company changed its method of accounting to a current reporting basis rather than the one quarter delay basis previously used. The cumulative effect of the change on prior years is included in net income for the year ended June 30, 1992 and is not material. The effect of the change on the year ended June 30, 1992 was to increase net income by $227,000 ($.02 per share).

       Tech Textiles, USA

       During 1992, the Company entered into a 50%/50% partnership with an English company to establish Tech Textiles, USA ("Tech Textiles") for the joint manufacture and sale of certain specialized textile products. The Company's investment in this entity was $2,335,000 and $2,303,000 at June 30, 1994 and 1993, respectively. Losses of $980,000, $889,000, and
       $198,000, respectively, for the years ended June 30, 1994, 1993, and 1992 were recorded.

       Summarized financial information of Tech Textiles as of June 30, 1994 and 1993 is as follows:

                                                                                        1994             1993
         Financial Position:

           Net current assets                                                         $  593,000     $  295,000
           Total assets                                                                2,662,000      2,490,000
           Net assets                                                                  2,335,000      2,302,000

 6.    PROPERTY, PLANT, AND EQUIPMENT

       Property, plant, and equipment consist of the following at June 30, 1994 and 1993:

                                                                                   1994                1993
        Land                                                                    $    555,000        $    359,000
        Buildings and improvements                                                19,422,000          16,425,000
        Machinery and equipment                                                  106,871,000          97,517,000
                                                                                ------------        ------------
                                                                                 126,848,000         114,301,000
        Less accumulated depreciation and amortization                           (61,494,000)        (51,319,000)
                                                                                -----------         -------------

        Property, plant, and equipment - net                                    $ 65,354,000        $ 62,982,000
                                                                                ============        ============

 7.    ACCRUED EXPENSES

       Accrued expenses consist of the following at June 30, 1994 and 1993:

                                                                                        1994             1993
        Salaries, wages, and employee benefits                                        $2,821,000     $2,299,000
        Pension costs                                                                  1,697,000      1,537,000
        Taxes, other than income taxes                                                 1,276,000      1,201,000
        Interest expense                                                                  41,000         26,000
        Current estimated phase out costs of steel fabrication
          operations                                                                   1,000,000      1,000,000
        Other                                                                            537,000        515,000
                                                                                      ----------     ----------

                                                                                      $7,372,000     $6,578,000
                                                                                      ==========     ==========

 8.    LONG-TERM FINANCING AND SHORT-TERM BORROWINGS

       Long-term debt consists of the following at June 30, 1994 and 1993:

                                                                                        1994             1993

        Revolving credit loans                                                       $35,000,000     $25,000,000
        Term notes payable                                                             5,000,000       7,000,000
        Purchase money mortgage loan                                                   1,303,000
                                                                                     -----------     -----------
                                                                                      41,303,000      32,000,000
        Less current maturities                                                       (5,087,000)     (9,500,000)
                                                                                     -----------     -----------

                                                                                     $36,216,000     $22,500,000
                                                                                     ===========     ===========


       Revolving Credit Loans - During 1994, the Company's Credit and Security Agreement (the "Original Credit Agreement") was amended by the Second Amended and Restated Credit and Security Agreement dated as of January 14, 1994 (the "Amended Credit Agreement"). The Original Credit Agreement was amended and restated in its entirety by the Amended Credit Agreement. The Amended Credit Agreement increased the maximum borrowings to $35,000,000. Principal under the Amended Credit Agreement is payable in full on or before January 14, 1997. Interest payments are due on the last day of each calendar quarter. Borrowings under the Amended Credit Agreement bear interest at a variable rate which is the higher of the federal funds rate plus 3/4 of 1% or the prime rate plus 1/4 of 1%. A commitment fee of 1/2 of 1% on the unused portion of the revolving credit facility is payable annually. Borrowings under the Original Credit Agreement bore interest at a variable rate which was the higher of the federal funds rate plus 1/2 of 1% or the prime rate plus 1/4 of 1%.

       The interest rate on these borrowings was 7.50% at June 30, 1994 and 6.25% at June 30, 1993. All machinery, equipment, inventory, and receivables of the Company are pledged as collateral to the Amended Credit Agreement.

       Term Notes Payable - The term notes are payable to banks and bear interest at the fixed rate of 8.75% per annum. Principal of $500,000 and interest are payable quarterly through March 1995, at which time the remaining principal of $4,000,000 is due.

       Purchase Money Mortgage Loan - In connection with the purchase of a new office building during 1994, the Company obtained a Purchase Money Mortgage Loan of $1,325,000. At June 30, 1994, borrowings outstanding under this loan were $1,303,000. Borrowings under this loan accrue interest at the lesser of (1) 30-day adjustable, 60-day adjustable, or 90-day adjustable LIBOR rate plus 2.70% or (2) the prime rate. The interest rate on this loan was 7.25% at June 30, 1994. Beginning on March 31, 1994, the Company was obligated to make 58 consecutive quarterly payments of principal of $21,667 plus interest, with all remaining principal and interest due on December 31, 2008. The new office building in Columbus, Georgia is pledged as collateral for this loan.

       Short-term Borrowings - At June 30, 1994 and 1993, the Company had available lines of credit from banks totaling $10,000,000 and $13,500,000, respectively, of which $2,500,000 and $10,000,000, respectively, had been borrowed. Borrowings under these agreements bear interest at the prevailing prime lending rate which was 7.25% and 6.0% at June 30, 1994 and 1993, respectively. Total compensating balances under these arrangements were approximately $1,000,000 at June 30, 1994 and 1993.


       Covenants and Restrictions - The Amended Credit Agreement and term note agreement require the Company, among other things, to maintain certain financial ratios and specified levels of working capital and tangible net worth, as defined. The Company was in technical noncompliance with respect to its covenant related to the Maximum Leverage Ratio, as defined, as of June 30, 1994; however, on August 15, 1994, the Amended Credit Agreement was modified to revise such Maximum Leverage Ratio in order to cure such technical noncompliance and in order to make certain covenants less restrictive. The Amended Credit Agreement was further amended as of January 31, 1995 and will be in effect through January 14, 1997.


       The agreements also place a limit on total borrowings to the lower of $52,000,000, total stockholders' equity, or an amount computed using a borrowing base formula. Additionally, the Company's restricted investments, defined to include guarantees and advances to affiliates, are limited to the lesser of 20% of total assets or $13,500,000 plus 50% of net income for fiscal 1994, 1993, and 1992. These agreements also restrict the Company's ability to incur debt, buy or sell assets, pay dividends, and issue or repurchase capital stock. As of June 30, 1994, the Company is restricted from paying cash dividends in excess of $11,606,000.

       Debt Maturities - Aggregate scheduled repayments of long-term debt are summarized as follows:

       YEAR ENDING
        JUNE 30,                                                                                   AMOUNT
       1995                                                                                      $ 5,087,000
       1996                                                                                           87,000
       1997                                                                                       35,087,000
       1998                                                                                           87,000
       1999 and thereafter                                                                           955,000
                                                                                                 -----------

                                                                                                 $41,303,000
                                                                                                 ===========

 9.    OTHER LIABILITIES

       Other liabilities consist of the following at June 30, 1994 and 1993:

                                                                                        1994             1993
        Estimated phase out costs of steel fabrication operations                    $ 6,903,000    $ 6,828,000
        Additional pension liability (see Note 16)                                     8,029,000      3,869,000
        Other                                                                          1,944,000      1,143,000
                                                                                     -----------    -----------

                                                                                     $16,876,000    $11,840,000
                                                                                     ===========    ===========

10. COMMON STOCK

    On November 1, 1993, the Board of Directors approved a three-for-two stock split, whereby shareholders of record on January 4, 1994 were entitled to one additional share of common stock for every two shares held, payable on January 24, 1994. Stock options, treasury stock, outstanding common stock and per share data have been retroactively adjusted to reflect the split.

11. STOCK OPTION PLANS

    Employees' Stock Incentive Plan - The Company has a Stock Incentive Plan for Key Employees under which the Company may grant incentive stock options, nonqualified stock options, stock appreciation rights, and restricted stock. Stock appreciation rights may only be granted in conjunction with nonqualified stock options. The maximum number of common shares which could be issued upon exercise of options or through awards granted under this plan is 2,358,450. Incentive stock options granted under the plan are exercisable, on a cumulative basis, at a rate of 25% each year, beginning one year after the date of grant. Nonqualified stock options are exercisable beginning six months after the date of grant.

       A summary of employee stock option activity for the three years ended June 30, 1994 is as follows:

                                         NON-         INCENTIVE
                                      QUALIFIED         STOCK                      EXERCISE
                                       OPTIONS         OPTIONS         TOTAL         PRICE
Options outstanding at
  June 30, 1991                        319,612        111,375        430,987    $  2.37 - $ 4.85
  Options granted                      180,000                       180,000        5.55
  Options exercised                   (128,250)       (37,296)      (165,546)       2.37 -  3.22
  Options canceled                                    (16,875)       (16,875)       4.85
                                      --------        -------       --------
Options outstanding at
  June 30, 1992                        371,362         57,204        428,566        2.37 -  5.55
  Options granted                      213,750                       213,750        6.85 - 10.17
  Options exercised                   (107,438)       (52,386)      (159,824)       2.37 -  3.22
                                      --------        -------       --------
Options outstanding at
  June 30, 1993                        477,674          4,818        482,492        2.37 - 10.17
  Options exercised                    (68,924)        (4,818)       (73,742)       2.37 -  3.22
                                      --------        -------       --------
Options outstanding at
  June 30, 1994                        408,750              -        408,750        2.37 - 10.17
                                      ========        =======       ========
Options available
  for grant at
  June 30, 1994                                                      855,000
                                                                     =======



       At June 30, 1994, approximately 304,000 of the outstanding options are exercisable.

       Compensation expense is recognized when nonqualified stock options are granted at prices which are less than market value on the date of grant. Compensation expense was also recognized on stock appreciation rights based on the change in market price from the grant price. Compensation expense relating to the Company's Employee Stock Incentive Plan for employees was $3,000 and $(65,000) during the years ended June 30, 1993 and 1992, respectively. No compensation expense was recognized in 1994.

       Other Stock Option Agreement - During 1991, the Company entered into a nonqualified stock option agreement with a director under which the director was granted options to purchase a maximum of 22,500 shares of the Company's common stock. The options are exercisable at $3.22 per share.

       Stock Appreciation Rights - During 1992, certain of the Company's executives rescinded their rights to exercise stock appreciation rights previously issued in connection with nonqualified stock options. As a result, compensation expense is no longer required to be recognized and previously accrued compensation of approximately $65,000 reduced selling, general, and administrative expenses for the year ended June 30, 1992.

   12. EMPLOYEE STOCK PURCHASE PLAN

       On October 15, 1990, the Company adopted an Employee Stock Purchase Plan under which selected eligible key employees and directors of the Company were granted the opportunity to purchase shares of the Company's common stock. Through June 30, 1994, 731,213 shares of the Company's stock have been purchased at market prices by employees and directors under the plan.

       At June 30, 1994, the Company has guaranteed plan participants' bank borrowings totaling approximately $5,004,000.

   13. TREASURY STOCK

       On February 1, 1993, the Company purchased 294,000 shares of its stock at $8.50 per share from GRM Industries, Inc., a subsidiary of Redlaw.

   14. INCOME TAXES

       The Company adopted SFAS 109 effective July 1, 1993 and has applied the provisions of such statement retroactively to July 1, 1988.
       Accordingly, the consolidated financial statements have been restated to comply with the provisions of SFAS 109.

       The effect of the retroactive restatement on stockholders' equity at July 1, 1992 was a reduction of $418,000. The following table summarizes the restatement impact of applying SFAS 109 on net income and earnings per share for the years ended June 30, 1993 and 1992:

                                                                                        1993             1992
         Net income as previously reported                                           $8,878,000     $6,771,000
         Effect of SFAS 109 restatement                                                (352,000)       (82,000)
                                                                                     ----------     ----------

         As restated                                                                 $8,526,000     $6,689,000
                                                                                     ==========     ==========

         Per share amounts as previously reported                                    $      .81     $      .62
         Effect of SFAS 109 restatement                                                    (.03)             -
                                                                                     ----------     ----------

         As restated                                                                 $      .78     $      .62
                                                                                     ==========     ==========

       The provision for income taxes as computed under SFAS 109 is comprised of the following for the three years ended June 30, 1994:

                                                                       1994             1993             1992
         Federal:
           Current                                                   $2,604,000       $2,185,000     $2,188,000
           Deferred                                                     828,000        2,249,000        850,000
                                                                     ----------       ----------     ----------
                                                                      3,432,000        4,434,000      3,038,000
                                                                     ----------       ----------     ----------
         State:
           Current                                                      689,000          392,000        324,000
           Deferred                                                     (36,000)         428,000        180,000
                                                                     ----------       ----------     ----------
                                                                        653,000          820,000        504,000
                                                                     ----------       ----------     ----------

         Provision for income taxes                                  $4,085,000       $5,254,000     $3,542,000
                                                                     ==========       ==========     ==========

       The significant components of deferred income tax assets and liabilities at June 30, 1994 and 1993 are as follows:

                                                                                        1994             1993
         Deferred tax assets:
           Estimated phase-out costs of steel fabrication operations                $  3,000,000   $  2,972,000
           Alternative minimum tax                                                       678,000      1,373,000
           Additional pension liabilities                                              1,957,000
           Other - net                                                                 1,570,000      1,481,000
                                                                                    ------------   ------------
                                                                                       7,205,000      5,826,000
                                                                                    ------------   ------------

         Deferred tax liabilities:
           Inventories                                                                (2,235,000)    (2,418,000)
           Investments - at equity (in unconsolidated affiliates)                     (1,929,000)    (1,970,000)
           Property, plant, and equipment                                             (8,347,000)    (7,923,000)
                                                                                    ------------   -------------
                                                                                     (12,511,000)   (12,311,000)
                                                                                    ------------   ------------

              Net deferred tax liability                                            $ (5,306,000)  $ (6,485,000)
                                                                                    ============   ============

         Net current deferred tax liability                                         $ (1,164,000)  $ (1,214,000)
         Net long-term deferred tax liability                                         (4,142,000)    (5,271,000)
                                                                                    ------------   ------------

                                                                                    $ (5,306,000)  $ (6,485,000)
                                                                                    ============   ============



       Net deferred tax liabilities are classified in the financial statements as current or long-term depending upon the classification of the temporary difference to which they relate.

       The reconciliation of the Company's effective income tax rate to the federal statutory rate of 34% for the three years ended June 30, 1994, 1993, and 1992 follows:

                                                                       1994             1993             1992
         Federal income taxes at statutory rate                      $3,609,000       $4,685,000     $3,479,000
         State income taxes, net of federal tax benefit                 431,000          541,000        333,000
         Impact of purchase accounting adjustments                                       (61,000)      (217,000)
         Other, net                                                      45,000           89,000        (53,000)
                                                                     ----------       ----------     ----------

                                                                     $4,085,000       $5,254,000     $3,542,000
                                                                     ==========       ==========     ==========

         Effective rate                                                38.5%             38.1%           34.6%
                                                                       =====             =====           =====

       At June 30, 1994, the Company has alternative minimum tax credit carryforwards of approximately $678,000 which have been recorded as an asset and are included in the long-term deferred taxes payable account. The Company presently believes that realization of these carryforwards are more likely than not and as such has not established any valuation allowance against this asset.

  15.  COMMITMENTS

       Lease Commitments - Rent expense on operating leases covering production equipment and office facilities was $785,000 in 1994, $1,100,000 in 1993, and $1,492,000 in 1992.

       At June 30, 1994, the Company is committed to pay the following minimum rental payments on noncancelable operating leases:

       YEAR ENDING,
       JUNE 30,                                                                      AMOUNT
       1995                                                                        $433,000
       1996                                                                         174,000
       1997                                                                         157,000
       1998                                                                         130,000
                                                                                   --------

                                                                                   $894,000


       Minimum rental payments have not been reduced by sublease rentals receivable of $69,000 due through September 1994 from a 1991 sublease of certain office facilities.

       Other Commitments - The Company has employment contracts with certain of its employees extending through 1996 aggregating $1,968,000.

  16.  EMPLOYEE BENEFIT PLANS

       The Company has two noncontributory defined benefit pension plans covering substantially all hourly and salaried employees. The plan covering salaried employees provides benefit payments based on years of service and the employees' final average ten years' earnings. The plan covering hourly employees generally provides benefits of stated amounts for each year of service. The Company's current policy is to fund retirement plans in an amount that falls between the minimum contribution required by ERISA and the maximum tax deductible contribution. Plan assets consist primarily of bonds, convertible securities, growth equity securities, cash and cash equivalents, and unallocated insurance contracts.

       The provisions of Financial Accounting Standards Board Statement No. 87 ("SFAS 87"), "Employers' Accounting for Pensions" require recognition in the balance sheet of an additional minimum liability and related intangible asset for pension plans with accumulated benefits in excess of plan assets. At June 30, 1994 and 1993, an additional liability of $8,029,000 and $3,869,000, respectively, is reflected in the consolidated balance sheets. At June 30, 1994, the liability exceeds the unrecognized prior service cost resulting in a minimum pension liability, net of tax benefit, of $3,198,000 recorded as a reduction of the Company's equity.

       Net periodic pension cost for 1994, 1993, and 1992 was $2,205,000, $1,815,000, and $1,735,000, respectively, and included the following components:

                                                                       1994             1993             1992
         Service cost                                               $ 1,010,000      $   824,000     $  726,000
         Interest cost                                                1,829,000        1,729,000      1,645,000
         Actual return on assets                                        395,000       (1,202,000)      (840,000)
         Net amortization and deferral                               (1,029,000)         464,000        204,000
                                                                    -----------      -----------     ----------

         Net periodic pension cost                                  $ 2,205,000      $ 1,815,000     $1,735,000
                                                                    ===========      ===========     ==========

       The following sets forth the funded status of the plans at June 30, 1994 and 1993:

                                                                                        1994             1993
         Actuarial present value of benefit obligations:
           Vested benefit obligation                                                 $24,784,000    $20,433,000
           Nonvested benefit obligation                                                  464,000        189,000
                                                                                     -----------    -----------

         Accumulated benefit obligation                                              $25,248,000    $20,622,000
                                                                                     ===========    ===========


         Projected benefit obligation                                                $27,048,000    $22,835,000
         Plan assets at fair value                                                    15,769,000     15,423,000
                                                                                     -----------    -----------

         Projected benefit obligation in excess of plan assets                       $11,279,000    $ 7,412,000
                                                                                     ===========    ===========


         Unrecognized prior service cost                                             $   491,000    $   919,000
         Unrecognized net loss                                                         6,956,000      2,483,000
         Unrecognized net liability at date of initial adoption                        2,382,000      2,680,000
         Pension liability recognized                                                  1,450,000      1,330,000
                                                                                     -----------    -----------

           Total                                                                     $11,279,000    $ 7,412,000
                                                                                     ===========    ==========


       For the salaried and hourly plans, the weighted average discount rate used in determining the projected benefit obligation was 7.5% in 1994 and 8.5% in 1993, and the rate of increase in future compensation levels was graded by age from 7.5% to an ultimate rate of 4% for 1994 and was a flat rate of 6% for 1993. The expected long-term rate of return on plan assets was 8% for 1994 and 9% for 1993 for both plans.

  17.  SUPPLEMENTARY INCOME DATA

       Total other expenses (income) consist of the following for the three years ended June 30, 1994:

                                                                       1994             1993             1992
         Interest income                                             $ (103,000)      $ (482,000)    $ (484,000)
         Interest expense                                             2,948,000        2,885,000      2,707,000
         Miscellaneous, net                                             590,000          491,000         12,000
                                                                     ----------       ----------     ----------

                                                                     $3,435,000       $2,894,000     $2,235,000
                                                                     ==========       ==========     ==========

  18.  MAJOR CUSTOMERS

       Net sales to a major customer of the Company comprised 11%, 10%, and 9% of net sales for the years ended June 30, 1994, 1993, and 1992, respectively. Another major customer, who acts as a distributor for the Company, comprised 9%, 9%, and 11%, of net sales for the years ended June 30, 1994, 1993, and 1992, respectively.

  19.  TRUST AGREEMENTS

       During 1991 and 1993, the Company entered into trust agreements with officers to transfer assets to trusts in lieu of paying annual bonuses and consulting fees. These trust assets which are included in "Other Assets" on the consolidated balance sheet and are recorded at the fair market value of the underlying assets include corporate stocks, corporate bonds, and short-term investments. The compensation to the officers is determined in accordance with the trust agreements. Upon termination of the officers' employment with the Company, the trust assets will be distributed to the officers. If the Company becomes insolvent at any time before the assets of the trust are distributed to the officers, the trust assets may be used to satisfy the claims of the Company's creditors. As of June 30, 1994 and 1993, the trust assets totaled $1,005,000 and $312,000, respectively.


  20.  SUBSEQUENT EVENT

       On August 16, 1995, the Company jointly announced with Jupiter an agreement and plan of merger under which the public shareholders of Jupiter would receive $32.875 per share in cash from the Company. The per share cash price is subject to adjustment based upon the market value of certain securities held by Jupiter on a date close to the date the merger proxy statement is mailed to Jupiter shareholders. If this adjustment had been made as of the close of business on August 15, 1995, the amount to be paid by the Company would have been $31.593 per share or approximately $36,000,000. The merger is subject to approval by Jupiter's shareholders.

                        FINANCIAL STATEMENT SCHEDULES

                      (See Independent Auditors' Report)

JOHNSTON INDUSTRIES, INC. AND SUBSIDIARIES

SCHEDULE I - MARKETABLE SECURITIES - OTHER SECURITY INVESTMENTS
--------------------------------------------------------------------------------


                                                                                  AMOUNT AT WHICH EACH
                                                                                   PORTFOLIO OF EQUITY
                           NUMBER OF SHARES                                        SECURITY ISSUES AND
                          OR UNITS PRINCIPAL                   MARKET VALUE OF     EACH OTHER SECURITY
NAME OF EACH ISSUER AND     AMOUNT OF BONDS       COST OF       EACH ISSUE AT     ISSUE CARRIED IN THE
  TITLE OF EACH ISSUE          AND NOTES         EACH ISSUE     JUNE 30, 1994         BALANCE SHEET
Long-Term

Jupiter National, Inc.          463,177         $14,026,000      $20,148,000           $19,194,000

  JOHNSTON INDUSTRIES, INC. AND SUBSIDIARIES

  SCHEDULE II - AMOUNTS RECEIVABLE FROM RELATED PARTIES AND
  UNDERWRITERS, PROMOTERS, AND EMPLOYEES OTHER THAN RELATED PARTIES
  ------------------------------------------------------------------------------

                                                                                              BALANCE AT END
                                                                       DEDUCTIONS                 OF YEAR
                                   BALANCE AT                   ------------------------   ---------------------
                                  BEGINNING OF                    AMOUNTS      AMOUNTS                     NOT
         NAME OF DEBTOR               YEAR         ADDITIONS     COLLECTED   WRITTEN OFF     CURRENT     CURRENT
  1994

    Redlaw Industries, Inc.(2)      $5,524,000    $   26,000    $5,550,000

    Polylok Corporation(3)              73,791         9,904        38,189                               $45,506

  1993

    David L. Chandler(1)               412,000        11,000       423,000

    Redlaw Industries, Inc.(2)       5,582,000     2,204,000     2,262,000                 $5,524,000

    Polylok Corporation(3)             901,931       125,310       350,257      $603,193       73,791

    Rainer H. Bosselmann(4)                          286,000       286,000

  1992

    David L. Chandler(1)                             682,000       270,000                    412,000

    Redlaw Industries, Inc.(2)                     5,732,000       150,000                  5,582,000

    Polylok Corporation(3)             282,422     1,137,731       518,222                    901,931



(1) Represents a promissory note due from David L. Chandler, the Company's Chairman of the Board, President, and Chief Executive Officer. This note was payable on demand and bore interest at a rate of 8.75% per annum. At June 30, 1992, the total amount due included accrued but unpaid interest of $12,000. This interest was repaid on August 3, 1992, and the remaining balance was repaid on March 31, 1993.

(2) Represents a revolving demand note from Redlaw Industries, Inc., a stockholder. This note is payable on demand and bore interest at the Company's rate on its revolving credit loans plus 1/2 of 1% (6.75% at June 30, 1993 and 7.25% at June 30, 1992). At June 30, 1993, the total amount due included accrued but unpaid interest of $141,000. This note was collateralized by a lien on and security interest in a debenture dated October 31, 1990 in the principal amount of $1,508,696 (CDN) from Western Foundry Company Limited and a second lien and security interest in 900,000 shares of the Company's common stock owned by Redlaw. The note was paid in full in July 1993.

(3) Represents trade accounts receivable from Polylok Corporation, a Tarboro, North Carolina based manufacturer which is currently owned by Jupiter National, Inc. (an affiliate).

(4) Represents a loan to Rainer H. Bosselmann, the Company's Vice Chairman of the Board. This note bore interest at the rate of 6.0% and was repaid prior to June 30, 1993.

JOHNSTON INDUSTRIES, INC. AND SUBSIDIARIES

SCHEDULE V - PROPERTY, PLANT, AND EQUIPMENT
--------------------------------------------------------------------------------

                                 BALANCE AT
                                  BEGINNING      ADDITIONS                    BALANCE AT
  CLASSIFICATION                   OF YEAR        AT COST      RETIREMENTS    END OF YEAR
1994

  Land                          $    359,000    $   196,000                  $    555,000
  Buildings and improvements      16,425,000      2,997,000                    19,422,000
  Machinery and equipment         97,517,000      9,508,000     $(154,000)    106,871,000
                                ------------    -----------     ---------    ------------

                                $114,301,000    $12,701,000     $(154,000)   $126,848,000
                                ============    ===========     =========    ============


1993

  Land                          $    359,000                                 $    359,000
  Buildings and improvements      15,613,000    $   812,000                    16,425,000
  Machinery and equipment         88,113,000      9,569,000     $(165,000)     97,517,000
                                ------------    -----------     ---------    ------------

                                $104,085,000    $10,381,000     $(165,000)   $114,301,000
                                ============    ===========     =========    ============


1992

  Land                          $    357,000    $     2,000                  $    359,000
  Buildings and improvements      15,149,000        464,000                    15,613,000
  Machinery and equipment         79,330,000      8,939,000     $(156,000)     88,113,000
                                ------------    -----------     ---------    ------------

                                $ 94,836,000    $ 9,405,000     $(156,000)   $104,085,000
                                ============    ===========     =========    ============


1993 and 1992 have been restated for the adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

JOHNSTON INDUSTRIES, INC. AND SUBSIDIARIES

SCHEDULE VI - ACCUMULATED DEPRECIATION AND
AMORTIZATION OF PROPERTY, PLANT, AND EQUIPMENT
--------------------------------------------------------------------------------

                                 BALANCE AT     ADDITIONS
                                 BEGINNING      CHARGED TO                      OTHER       BALANCE AT
  DESCRIPTION                     OF YEAR       OPERATIONS    RETIREMENTS     ADDITIONS    END OF YEAR
1994
  Buildings and improvements    $ 2,298,000    $   380,000                                 $ 2,678,000
  Machinery and equipment        49,021,000      9,822,000     $(150,000)      $123,000     58,816,000
                                -----------    -----------     ---------       --------    -----------

                                $51,319,000    $10,202,000     $(150,000)      $123,000    $61,494,000
                                ===========    ===========     =========       ========    ===========


1993
  Buildings and improvements    $ 1,973,000    $   325,000                                 $ 2,298,000
  Machinery and equipment        39,578,000      9,436,000     $(117,000)      $124,000     49,021,000
                                -----------    -----------     ---------       --------    -----------

                                $41,551,000    $ 9,761,000     $(117,000)      $124,000    $51,319,000
                                ===========    ===========     =========       ========    ===========


1992
  Buildings and improvements    $ 1,664,000    $   309,000                                 $ 1,973,000
  Machinery and equipment        30,607,000      8,995,000     $(149,000)      $125,000     39,578,000
                                -----------    -----------     ---------       --------    -----------

                                $32,271,000    $ 9,304,000     $(149,000)      $125,000    $41,551,000
                                ===========    ===========     =========       ========    ===========



1993 and 1992 have been restated for the adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

JOHNSTON INDUSTRIES, INC. AND SUBSIDIARIES

SCHEDULE VIII - VALUATION AND QUALIFYING ACCOUNTS
--------------------------------------------------------------------------------

                                  BALANCE AT      ADDITIONS
                                   BEGINNING      CHARGED TO                    BALANCE AT
DESCRIPTION                         OF YEAR       OPERATIONS   DEDUCTIONS       END OF YEAR
Allowance for Doubtful Accounts

1994                                $314,000       $151,000    $ (97,000)(1)      $368,000
                                    ========       ========    =========          ========

1993                                $667,000       $383,000    $(736,000)(1)      $314,000
                                    ========       ========    =========          ========

1992                                $271,000       $493,000    $ (97,000)(1)      $667,000
                                    ========       ========    =========          ========


(1) Amounts written off, net of recoveries.

JOHNSTON INDUSTRIES, INC. AND SUBSIDIARIES

SCHEDULE IX - SHORT-TERM BORROWINGS
--------------------------------------------------------------------------------

                                                                          MAXIMUM        AVERAGE         WEIGHTED
                                                            WEIGHTED       AMOUNT         AMOUNT         AVERAGE
                                                            AVERAGE     OUTSTANDING    OUTSTANDING    INTEREST RATE
        CATEGORY OF AGGREGATE            BALANCE AT END     INTEREST     DURING THE     DURING THE      DURING THE
        SHORT-TERM BORROWINGS               OF PERIOD         RATE         PERIOD         PERIOD          PERIOD
Short-term borrowings from banks
 under lines of credit agreements
 with interest rate at the prevailing
 prime lending

1994                                        $ 2,500,000      7.25%      $ 6,000,000     $2,759,000       6.20%(1)
                                            ===========      ====       ===========     ==========       ====

1993                                        $10,000,000      6.00%      $12,500,000     $9,207,000       6.04%(1)
                                            ===========      ====       ===========     ==========       ====

1992                                        $ 6,000,000      6.50%      $ 9,500,000     $5,976,000       7.74%(1)
                                            ===========      ====       ===========     ==========       ====


(1) Represents the weighted average interest rate for the twelve months in 1994, 1993, and 1992 during which the Company had short-term borrowings.

JOHNSTON INDUSTRIES, INC. AND SUBSIDIARIES

SCHEDULE X - SUPPLEMENTARY INCOME STATEMENT INFORMATION
--------------------------------------------------------------------------------

                                                    CHARGED TO COSTS AND EXPENSES
                                             -----------------------------------------
                   ITEM                          1994           1993           1992
Maintenance and Repairs                      $14,550,000    $12,112,000    $12,070,000
                                             ===========    ===========    ===========


Taxes Other than Payroll and Income Taxes    $ 1,416,000    $ 1,243,000    $ 1,376,000
                                             ===========    ===========    ===========